Exhibit 5.1

MILBANK, TWEED, HADLEY & MCLOY LLP

Washington DC

1-202-835-7500

FAX: 1-202-263-7586

Los Angeles

1-424-386-4000

FAX: 1-213-629-5063

São Paulo

55-11-3927-7700

FAX: 55-11-3927-7777

London

44-20-7615-3000

FAX: 44-20-7615-3100

Frankfurt

49-69-71914-3400

FAX: 49-69-71914-3500

28 LIBERTY STREET NEW YORK, NY 10005-1413 _____________ 1-212-530-5000 FAX: 1-212-530-5219 August 8, 2018

Munich

49-89-25559-3700

FAX: 49-89-25559-3700

Tokyo

813-5410-2801

FAX: 813-5410-2891

Beijing

8610-5969-2700

FAX: 8610-5969-2707

Hong Kong

852-2971-4888

FAX: 852-2840-0792

Singapore

65-6428-2500

FAX: 65-6428-2400

Seoul

822-6137-2600

FAX: 822-6137-2626

SEACOR Holdings Inc.
2200 Eller Drive, PO Box 13038
Fort Lauderdale, FL 33316

Re:	Registration Statement on Form S-8 relating to the issuance of Common Stock under the SEACOR Holdings Inc. 2009 Employee Stock Purchase Plan

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) which SEACOR Holdings Inc., a Delaware corporation (the “Company”), proposes to file with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, an additional 300,000 shares of common stock of the Company, par value $0.01 per share (the “Shares”), issued, or issuable under and pursuant to the SEACOR Holdings Inc. 2009 Employee Stock Purchase Plan (as amended, the “Plan”).

We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed it necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to various questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement.

Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the issuance of the Shares pursuant to the Plan has been duly authorized and, when issued and delivered upon receipt by the Company of consideration constituting lawful consideration under Delaware law in accordance with the relevant Plan, the Shares will have been legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Milbank, Tweed, Hadley & McCloy LLP